UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2004

MGM MIRAGE

(Exact name of registrant as specified in its charter)

DELAWARE	0-16760	88-0215232
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

(702) 693-7120
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

On June 16, 2004, we announced that we had entered into a definitive merger agreement with Mandalay Resort Group (“Mandalay”) and MGM MIRAGE Acquisition Co. #61, a wholly-owned subsidiary of ours, under which we will acquire Mandalay for $71.00 in cash for each share of common stock of Mandalay. The total value of the acquisition is approximately $7.9 billion, including equity value of approximately $4.8 billion, $600 million of convertible debentures and the assumption of approximately $2.5 billion in other outstanding Mandalay debt. The transaction is structured as a merger of MGM MIRAGE Acquisition Co. #61 with and into Mandalay and is subject to the approval of Mandalay stockholders as well as regulatory and other customary conditions. The foregoing description is not a description of all of the material terms of the transaction and is, therefore, qualified by reference to the merger agreement. You should read the merger agreement, incorporated herein by reference, that is attached as an exhibit to this report for a more complete understanding of the transaction.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

2.01	Agreement and Plan of Merger, dated as of June 15, 2004, among MGM MIRAGE, Mandalay Resort Group and MGM MIRAGE Acquisition Co. #61, a wholly owned subsidiary of MGM MIRAGE.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE

Date: June 17, 2004	By:	/s/ Bryan L. Wright

	Name: Title:	Bryan L. Wright Vice President — Assistant General Counsel & Assistant Secretary

INDEX TO EXHIBITS

No.	Description
2.01	Agreement and Plan of Merger, dated as of June 15, 2004, among MGM MIRAGE, Mandalay Resort Group and MGM MIRAGE Acquisition Co. #61, a wholly owned subsidiary of MGM MIRAGE.